SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                ------------------------

                          FORM T-1
           Statement of Eligibility and Qualification
                  Under the Trust Indenture
                 Act of 1939 of a Corporation
                Designated to Act as Trustee

                  -----------------------
    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                PURSUANT TO SECTION 305(B)(2)___

                 -----------------------

           CHASE MANHATTAN BANK AND TRUST COMPANY,
                  NATIONAL ASSOCIATION
           (Exact name of trustee as specified
                    in its charter)

                      95-4655078
          (I.R.S. Employer Identification No.)

        101 California Street, San Francisco, California
           (Address of principal executive offices)

                          94111
                       (Zip Code)
                 ------------------------

             SOUTHERN CALIFORNIA WATER COMPANY
    (Exact name of Obligor as specified in its charter)

                       CALIFORNIA
(State or other jurisdiction of incorporation or organization)

                       95-1243678
            (I.R.S. Employer Identification No.)

                 630 EAST FOOTHILL BOULEVARD
                     SAN DIMAS, CA
       (Address of principal executive offices)

                         91773
                       (Zip Code)
                ---------------------------

                     Debt Securities
            (Title of Indenture securities)

ITEM 1.     GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.
             Board of Governors of the Federal Reserve System,
             Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

     None.

ITEM 4.     TRUSTEESHIPS UNDER OTHER INDENTURES

     (a) Title of the securities outstanding under each such other indenture:

          $30,600,000 Series A Medium Term Notes issued under
          Indenture dated as of 9/1/93

          $45,000,000 Series B Medium Term Notes issued under
          Indenture dated as of 9/1/93

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1)of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities with rank as compared with the securities issued under such other indenture.

          The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b)(1) of the Act because(i)the indenture securities referenced in (a)above(the "Prior Securities") are not in default and (ii)proviso(i)under
          310(b)(1)is applicable and excludes the
          operations of 310 (b)(1) as the indenture to be qualified and the indenture entered into in connection with the Prior Securities (the
          "Prior Indenture") are wholly unsecured and rank equally and the Prior Indenture is specifically described in the indenture to be qualified.

ITEM 16.     LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit 1.  Articles of Association of the Trustee
                 as Now in Effect(see Exhibit 1 to Form
                 T-1 filed in connection with Registration
                 Statement No. 333-41329, which is incorporated by reference).

     Exhibit 2.  Certificate of Authority of the Trustee to
                 Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement
                 No. 333-41329, which is incorporated by
                 reference).

     Exhibit 3.  Authorization of the Trustee to Exercise
                 Corporate Trust powers (contained in Exhibit 2).

     Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration
                 Statement No. 333-41329, which is incorporated by reference).

     Exhibit 5.  Not Applicable

     Exhibit 6.  The consent of the Trustee required by Section
                 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement
                 No. 333-41329, which is incorporated by
                 reference).

     Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit 8.  Not Applicable

     Exhibit 9.  Not Applicable

                        SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National
Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 13th day of November, 1998.

                      CHASE MANHATTAN BANK AND TRUST
                      COMPANY, NATIONAL ASSOCIATION


                      By /s/ Paula Oswald
                     ----------------------------
                         Paula Oswald
                         Assistant Vice President

EXHIBIT 7.     Report of Condition of the Trustee.

CONSOLIDATED REPORT OF CONDITION OF
     Chase Manhattan Bank and Trust Company, N.A.
      --------------------------------------------
                    (Legal Title)

LOCATED AT 1800 Century Park East, Ste. 400 Los Angeles, CA 94111
           ------------------------------------------------------
             (Street)                        (City)   (State)(Zip)

AS OF CLOSE OF BUSINESS ON  September 30, 1998
                            ------------------

==================================================================================
ASSETS
DOLLAR AMOUNTS IN THOUSANDS

1.     Cash and balances due from
       a.  Noninterest-bearing balances and currency and coin <1><2>          911
       b.  Interest bearing balances <3>                                        0

2.    Securities
       a.  Held-to-maturity securities (from Schedule RC-B, column A)           0
       b.  Available-for-sale securities (from Schedule RC-B, column D)     1,080

3.    Federal Funds sold <4> and securities purchased agreements
      to resell                                                            47,620

4.    Loans and lease financing receivables:
      a.  Loans and leases, net of unearned income (from Schedule RC-C)   11
      b.  LESS: Allowance for loan and lease losses                        0
      c.  LESS: Allocated transfer risk reserve                            0
      d.  Loans and leases, net of unearned income, allowance, and
          reserve (item 4.a minus 4.b and 4.c)                                 11

5.   Trading assets                                                             0

6.   Premises and fixed assets (including capitalized leases)                 350

7.   Other real estate owned (from Schedule RC-M)                               0

8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                       0

9.   Customers liability to this bank on acceptances outstanding                0

10.  Intangible assets (from Schedule RC-M)                                 1,470

11.  Other assets (from Schedule RC-F)                                      3,288

12a.          TOTAL ASSETS                                                 54,730
     b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                          0
     c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j)
        (sum of items 12.a and 12.b)                                       54,730
==================================================================================

<1>   includes cash items in process of collection and unposted
      debits.
<2>   The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
<3>   includes time certificates of deposit not held for trading.
<4>   Report "term federal funds sold" in Schedule RC, item 4.a
      "Loans and leases, net of unearned income" and in Schedule
      RC-C, part 1.


==================================================================================
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from
         Schedule RC-E)                                                    24,839
         (1)  Noninterest-bearing                                           6,558
         (2)  Interest-bearing                                             18,281
     b.  In foreign offices, Edge and Agreement subsidiaries,
         and IBF
         (1)  Noninterest-bearing
         (2)  Interest-bearing

14.  Federal funds purchased (2) and securities sold under agreements
     to repurchase                                                              0

15.  a.  Demand notes issued to the U.S. Treasury                               0
     b.  Trading liabilities                                                    0

16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less                          0
     b.  With a remaining maturity of more than one year through three years    0
     c.  With a remaining maturity of more than three years                     0

17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding                   0

19.  Subordinated notes and Debentures (3)                                      0

20.  Other liabilities (from Schedule RC-G)                                 5,033

21.  Total liabilities (sum of items 13 through 20)                        29,872

22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                              0

24.  Common stock                                                             600

25.  Surplus (exclude all surplus related to preferred stock)              12,590

26.  a.  Undivided profits and capital reserves                            11,667
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities                                                             1

27.  Cumulative foreign currency translation adjustments

28.  a.  Total equity capital (sum of items 23 through 27)                 24,858
     b.  Losses deferred pursuant to 12 U.S.C. 1823 (j)                         0
     c.  Total equity capital and losses deferred pursuant to
         12 U.S.C. 1823 (j) (sum of items 28.a and 28.b)                   24,858

29.  Total liabilities, equity capital, and losses deferred pursuant
     to 12 U.S.C. 1823 (j) (sum of items 21 and 28.c)                      54,730
===================================================================================